SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K

Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   December 11, 1996


CATERPILLAR INC.
(Exact name of registrant as specified in its charter)


Delaware
(State or other jurisdiction of incorporation)


1-768
(Commission File Number)


37-0602744
(IRS Employer I.D. No.)


100 NE Adams Street, Peoria, Illinois
(Address of principal executive offices)


61629
(Zip Code)


Registrant's telephone number, including area code:  (309) 675-1000)


Item 5.  Other Events

     On December 11, 1996, the Board of Directors of Caterpillar Inc. adopted a shareholder rights plan intended to protect the long-term interests of shareholders in the event of an unsolicited attempt to takeover the company. The new plan is similar to a 10-year-old plan which expired earlier this month.

     In adopting the plan, the board declared a dividend distribution of one Preferred Share Purchase Right on each outstanding share of common stock, replacing similar rights that expired under the old plan.

     "Like our prior rights plan, the rights plan adopted today is designed to assure that all Caterpillar shareholders receive fair and equal treatment in the event of any proposed takeover of the company," said Donald V. Fites, chairman and chief executive officer of Caterpillar.

     "The new plan is designed to protect shareholders against partial tender offers, squeeze-outs, open market accumulations and other coercive takeover tactics. Recent research supports the adoption of a rights plan as reasonable, prudent and in the best interest of shareholders," said Fites.

     Under the plan, the Rights will be exercisable if a person or group acquires 15 percent or more of Caterpillar's common stock or announces a tender offer that would result in ownership of 15 percent or more of the company's common stock. Should either of these occur, holders of the Rights would be entitled to purchase shares of Caterpillar common stock at a 50 percent discount. The mechanism better enables Caterpillar's Board of Directors to act in the best interest of shareholders in response to coercive takeover efforts.

     Within the next few weeks, Caterpillar shareholders will receive a letter describing the new plan in detail.

     The dividend distribution of one Preferred Share Purchase Right on each outstanding share of common stock will be made on December 23, 1996, payable to stockholders of record on that date. The Rights will expire December 11, 2006.

     Headquartered in Peoria, Illinois, Caterpillar is the world's largest manufacturer of construction and mining equipment, natural gas engines and industrial gas turbines, and is a leading global supplier of diesel engines. Sales and revenues exceeded $16 billion in 1995.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

     3 Certificate of Designation, Preferences and Rights of the Terms of the Series A Junior Preferred Stock (incorporated by reference from Exhibit No. 2 to Form 8-A filed on December 12, 1996, Commission File No. 1-768).

     4 Rights Agreement dated as of December 11, 1996 between Caterpillar Inc. and First Chicago Trust Company of New York, as Rights Agent, and Form of Right Certificate (incorporated by reference from Exhibit No. 1 to Form 8-A filed on December 12, 1996, Commission File No. 1-768).





SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CATERPILLAR INC.



                                         By:  /s/ R. Rennie Atterbury III
                                                  R. Rennie Atterbury III
                                                      Vice President


Date:  December 16, 1996


INDEX OF EXHIBITS

Exhibit
Number      Description


3 Certificate of Designation, Preferences and Rights of the Terms of the Series A Junior Preferred Stock (incorporated by reference from Exhibit No. 2 to Form 8-A filed on December 12, 1996, Commission File No. 1-768).

4 Rights Agreement dated as of December 11, 1996 between Caterpillar Inc. and First Chicago Trust Company of New York, as Rights Agent, and Form of Right Certificate (incorporated by reference from Exhibit No. 1 to Form 8-A filed on December 12, 1996, Commission File No. 1-768).